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                                                                      EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-18979), Form S-8 (File No. 33-38488), Form S-8 (File No. 33-78868), Form S-8 (File No. 33-89214), Form S-8 (File No.
33-65443), Form S-8 (File No. 333-74825), Form S-8 (File No. 333-75312), and
Form S-3 (file No. 333-109139) of Meridian Bioscience, Inc. of our report dated November 12, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
December 13, 2004